EXHIBIT 2.1

                                                                  EXECUTION COPY









                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                January 28, 2007

                                      among

                           SYNAGRO TECHNOLOGIES, INC.

                             SYNATECH HOLDINGS, INC.

                                       and

                                 SYNATECH, INC.














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                                TABLE OF CONTENTS
                                -----------------


ARTICLE I       THE MERGER.....................................................1
 SECTION 1.01     The Merger...................................................1
 SECTION 1.02     Closing......................................................2
 SECTION 1.03     Effective Time...............................................2
 SECTION 1.04     Effect of the Merger.........................................2
 SECTION 1.05     Certificate of Incorporation; Bylaws.........................2
 SECTION 1.06     Directors and Officers.......................................2

ARTICLE II      EFFECT OF MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES....3
 SECTION 2.01     Conversion of Securities.....................................3
 SECTION 2.02     Exchange of Certificates.....................................3
 SECTION 2.03     Stock Transfer Books.........................................6
 SECTION 2.04     Company Stock Options........................................6
 SECTION 2.05     Dissenting Shares............................................7
 SECTION 2.06     Adjustment of Merger Consideration...........................7

ARTICLE III     REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................7
 SECTION 3.01     Organization and Qualification; Subsidiaries.................8
 SECTION 3.02     Certificate of Incorporation and Bylaws......................8
 SECTION 3.03     Capitalization...............................................8
 SECTION 3.04     Authority Relative to this Agreement.........................9
 SECTION 3.05     No Conflict; Required Filings and Consents..................10
 SECTION 3.06     Company Permits; Compliance.................................11
 SECTION 3.07     SEC Reports; Financial Statements; Undisclosed Liabilities..11
 SECTION 3.08     Information Supplied........................................12
 SECTION 3.09     Absence of Certain Changes or Events........................13
 SECTION 3.10     Absence of Litigation.......................................14
 SECTION 3.11     Employee Benefit Plans......................................14
 SECTION 3.12     Labor and Employment Matters................................16
 SECTION 3.13     Real Property; Title to Assets..............................16
 SECTION 3.14     Intellectual Property.......................................17
 SECTION 3.15     Taxes.......................................................18
 SECTION 3.16     Environmental Matters.......................................20
 SECTION 3.17     Material Contracts..........................................22
 SECTION 3.18     Insurance...................................................23
 SECTION 3.19     Board Approval; State Antitakeover Statutes; Rights Plan;
                   Vote Required..............................................23
 SECTION 3.20     Corrupt Gifts and Payments..................................23
 SECTION 3.21     Opinion of Financial Advisor................................24
 SECTION 3.22     Brokers.....................................................24

ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.......24
 SECTION 4.01     Corporate Organization......................................24

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 SECTION 4.02     Certificate of Incorporation and Bylaws.....................24
 SECTION 4.03     Authority Relative to This Agreement........................24
 SECTION 4.04     No Conflict; Required Filings and Consents..................25
 SECTION 4.05     Information Supplied........................................25
 SECTION 4.06     Absence of Litigation.......................................26
 SECTION 4.07     Operations of Merger Sub....................................26
 SECTION 4.08     Brokers.....................................................26
 SECTION 4.09     Ownership of Company Capital Stock..........................26
 SECTION 4.10     Cash Available or Financing Arrangements....................26
 SECTION 4.11     Solvency; Operation of the Company After the Effective Time.26

ARTICLE V       CONDUCT OF BUSINESS PENDING THE MERGER........................27
 SECTION 5.01     Conduct of Business by the Company Pending the Merger.......27
 SECTION 5.02     Control of the Company's Operations.........................30

ARTICLE VI      ADDITIONAL AGREEMENTS.........................................30
 SECTION 6.01     Proxy Statement.............................................30
 SECTION 6.02     Company Stockholders' Meeting...............................30
 SECTION 6.03     Access to Information; Confidentiality......................31
 SECTION 6.04     No Solicitation of Transactions.............................31
 SECTION 6.05     Directors' and Officers' Indemnification and Insurance......33
 SECTION 6.06     Notification of Certain Matters.............................35
 SECTION 6.07     Further Action; Reasonable Best Efforts.....................35
 SECTION 6.08     Obligations of Parent and Merger Sub........................36
 SECTION 6.09     Public Announcements........................................36
 SECTION 6.10     Employee Benefits...........................................36
 SECTION 6.11     Takeover Statutes...........................................37
 SECTION 6.12     Financing...................................................37
 SECTION 6.13     Transfer Taxes..............................................38

ARTICLE VII     CONDITIONS TO THE MERGER......................................38
 SECTION 7.01     Conditions to the Obligations of Each Party.................38
 SECTION 7.02     Conditions to the Obligations of Parent and Merger Sub......39
 SECTION 7.03     Conditions to the Obligations of the Company................39

ARTICLE VIII    TERMINATION, AMENDMENT AND WAIVER.............................40
 SECTION 8.01     Termination.................................................40
 SECTION 8.02     Effect of Termination.......................................41
 SECTION 8.03     Fees and Expenses...........................................41
 SECTION 8.04     Amendment...................................................43
 SECTION 8.05     Waiver......................................................43

ARTICLE IX      GENERAL PROVISIONS............................................43
 SECTION 9.01     Non-Survival of Representations, Warranties and Agreements..43
 SECTION 9.02     Notices.....................................................43
 SECTION 9.03     Certain Definitions.........................................44
 SECTION 9.04     Severability................................................50
 SECTION 9.05     Disclaimer of Other Representations and Warranties..........50
 SECTION 9.06     Entire Agreement; Assignment................................51

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 SECTION 9.07     Parties in Interest.........................................51
 SECTION 9.08     Specific Performance........................................51
 SECTION 9.09     Governing Law...............................................51
 SECTION 9.10     Waiver of Jury Trial........................................51
 SECTION 9.11     Headings....................................................52
 SECTION 9.12     Counterparts................................................52





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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of January 28, 2007 among SYNAGRO TECHNOLOGIES, INC., a Delaware corporation (the "Company"), SYNATECH HOLDINGS, INC., a Delaware corporation ("Parent"), and SYNATECH, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub").

                              W I T N E S S E T H :

     WHEREAS,  the Board of Directors of the Company (the  "Company  Board") has
(i) determined that it is in the best interest of the Company and the Company's stockholders, and declared it advisable, to enter into this Agreement providing for the merger (the "Merger") of Merger Sub with and into the Company in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), upon the terms and subject to the conditions set forth herein, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, in accordance with the DGCL, upon the terms and conditions contained herein, and
(iii) resolved to recommend adoption of this Agreement by the stockholders of the Company;

     WHEREAS, the Board of Directors of Parent and Merger Sub have each (i) unanimously approved this Agreement and declared it advisable for Parent and Merger Sub to enter into this Agreement, and (ii) unanimously approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, in accordance with the DGCL, upon the terms and conditions contained herein;

     WHEREAS, upon consummation of the Merger, each issued and outstanding share of common stock, par value $0.002 per share of the Company (the "Company Common Stock"), will be converted into the right to receive $5.76 per share in cash, without interest, upon the terms and subject to the conditions of this Agreement; and

     WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe certain conditions with respect to the consummation of the transaction contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

     SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue under the name "Synagro Technologies, Inc." as the surviving corporation of the Merger under the DGCL (the "Surviving Corporation").

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     SECTION 1.02 Closing.  Unless this Agreement  shall have been terminated in accordance with Section 8.01, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place at 11:00 a.m., New York time, on a date to be specified by the parties, which shall be not later than the fifth business day after the satisfaction or waiver of the conditions set forth in Article VII (other than those that by their terms are to be satisfied or waived at the Closing), at the offices of Locke Liddell & Sapp LLP, 600 Travis Street, Suite 3400, Houston, Texas 77002, unless another time, date and/or place is agreed to in writing by Parent and the Company.

     SECTION 1.03 Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, simultaneously with the Closing, the parties hereto shall (i) file a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL, and (ii) make all other filings or recordings required under the DGCL to effect the Merger. The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such subsequent date and time as Parent and the Company shall agree and specify in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the "Effective Time".

     SECTION 1.04 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in Section 259 of the DGCL.

     SECTION 1.05   Certificate of Incorporation; Bylaws.

          (a) At the Effective Time, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and as provided by Law.

          (b) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws, except that the references to Merger Sub's name shall be replaced by references to Synagro Technologies, Inc..

     SECTION 1.06 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.


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                                   ARTICLE II
           EFFECT OF MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

     SECTION 2.01 Conversion of Securities. At the Effective Time, the following shall occur by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

          (a) Conversion of Company Common Stock. Each share of Company Common Stock (all issued and outstanding shares of Company Common Stock being hereinafter collectively referred to as the "Shares") issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.01(b), Shares owned by any direct or indirect wholly owned subsidiary of the Company and not owned on behalf on a third person and any Dissenting Shares) shall be canceled and shall be converted automatically into the right to receive an amount per Share (subject to any applicable withholding Tax specified in Section 2.02(f)
     hereof) equal to $5.76 in cash, without interest (the "Merger Consideration"). At the Effective Time, each holder of a certificate theretofore representing any such shares of Company Common Stock (other than holders of Dissenting Shares), including any shares of restricted stock of the Company issued under the Company's 2005 Restricted Stock Plan, whether or not restrictions have lapsed, shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any declared but unpaid dividends, including the Stub Period Dividend, if applicable, upon surrender of such certificates in accordance with
     Section 2.02, without interest.

          (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each Share held in the treasury of the Company and each Share owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time and not owned on behalf of a third person shall automatically be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

          (c) Capital Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.002 per share, of the Surviving Corporation and shall constitute the only shares of capital stock of the Surviving Corporation.

     SECTION 2.02 Exchange of Certificates.

          (a) Paying Agent. Prior to the Effective Time, Parent shall (i) appoint a bank or trust company reasonably acceptable to the Company (the "Paying Agent"), and (ii) enter into a paying agent agreement, in form and substance reasonably acceptable to the Company, with such Paying Agent for the payment of the (A) aggregate Merger Consideration, (B) the aggregate amount of cash dividends, if any, that (x) were declared after the date hereof and are expressly permitted hereunder to have been so declared, (y) have a record date prior to the Effective Time, and (z) are unpaid at the Effective Time (such dividends, including the Stub Period Dividend, the "Outstanding Dividends") and (C) Option Payments (as defined below) in accordance with this Article II. Parent shall provide the Paying Agent with irrevocable instructions and authority to pay each respective holder of record (or otherwise pursuant to


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     Section  2.02(b) below) of certificates  evidencing  Shares (other than any
     Shares cancelled pursuant to Section 2.01(b), Shares owned by any direct or indirect wholly owned subsidiary of the Company and any Dissenting Shares), as evidenced by a list of such holders certified by an officer of the Surviving Corporation or the Surviving Corporation's transfer agent, the Merger Consideration upon surrender of certificates that formerly evidenced Shares and the amount of Outstanding Dividends due thereon. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of Shares and Company Stock Options and separate and apart from its other funds, as a trust fund, cash in an amount sufficient to pay the aggregate Merger Consideration and Outstanding Dividends required to be paid pursuant to Section 2.01(a) and the aggregate Option Payments required to be paid pursuant to Section 2.04(b) (such cash to pay the Merger Consideration, Outstanding Dividends and the Option Payments being hereinafter referred to as the "Exchange Fund"). The Exchange Fund shall not be used for any other purpose. The Exchange Fund shall be invested by the Paying Agent as directed by Parent; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by
     Moody's  Investors  Service,   Inc.  or  Standard  &  Poor's   Corporation,
     respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank which are then publicly available). Any net profit resulting from, or interest or income
     produced  by,  such   investments   shall  be  payable  to  the   Surviving
     Corporation.

          (b) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration and Outstanding Dividends pursuant to
     Section 2.01(a): (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the "Certificates") shall pass, only upon proper delivery of the Certificates to the Paying Agent (or effective affidavits of loss in lieu thereof)) and (ii) instructions for use in effecting the surrender of the Certificates (or effective affidavits of loss in lieu thereof) in exchange for payment of the Merger Consideration and Outstanding Dividends. Upon surrender to the Paying Agent of a Certificate (or effective affidavits of loss in lieu thereof) for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of the Shares represented by such Certificate (or effective affidavits of loss in lieu thereof) shall be entitled to receive in exchange therefor the Merger Consideration and Outstanding Dividends pursuant to Section 2.01(a) in respect of the Shares formerly represented by such Certificate (or effective affidavits of loss in lieu thereof), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration and Outstanding Dividends may be made to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate representing such Shares shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration and Outstanding Dividends to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each


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     Certificate  shall be  deemed  at all times  after  the  Effective  Time to represent only the right to receive upon such surrender the Merger Consideration and Outstanding Dividends to which the holder of such Certificate is entitled pursuant to this Article II. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II. The method of payment of cash for Shares converted into the right to receive the Merger Consideration and Outstanding Dividends shall be by wire transfer, bank check or other method that will provide a holder of Shares not later than second day funds.
     Parent   shall   instruct  the  Paying  Agent  to  timely  pay  the  Merger
     Consideration and Outstanding Dividends.

          (c) No Further Rights. From and after the Effective Time, holders of Certificates shall cease to have any rights as stockholders of the Company, except as provided herein or by Law.

          (d) Termination of Exchange Fund. At any time which is more than one year after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any Exchange Funds which had been deposited with the Paying Agent and have not been disbursed in accordance with this Article II (including, without limitation, interest and other income received by the Paying Agent in respect of the funds made available to it), and after the Exchange Funds have been delivered to the Surviving Corporation, Persons entitled to payment in accordance with this
     Article II shall be entitled to look solely to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) for payment of the Merger Consideration and Outstanding Dividends upon surrender of the Certificates held by them, without any interest thereon; provided, that such Person shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under applicable Laws. Any portion of the Exchange Funds deposited with the Paying Agent remaining unclaimed as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

          (e) No Liability. None of the Paying Agent, Merger Sub, Parent or the Surviving Corporation shall be liable to any holder of Shares for any such Shares (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

          (f) Withholding Rights. Each of the Paying Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares and Company Stock Options such amounts as it is required to deduct and withhold with respect to such payment under all applicable Tax Laws. To the extent that amounts are so withheld by the Paying Agent, the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Paying Agent, the Surviving Corporation or Parent, as the case may be.

          (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person



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     claiming such Certificate to be lost,  stolen or destroyed and, if required by Parent, the posting by such person of a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in respect of such lost, stolen or destroyed Certificate the Merger Consideration and Outstanding Dividends to which the holder thereof is entitled pursuant to Section 2.01(a).

     SECTION 2.03 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law. At or after the Effective Time, any Certificates presented to the Paying Agent or Parent for any reason shall be canceled against delivery of the Merger Consideration and Outstanding Dividends to which the holders thereof are entitled pursuant to Section 2.01(a).

     SECTION 2.04 Company Stock Options.

          (a) As part of the  Transactions  (as  defined in Section  3.04),  the
     Company shall use its reasonable best efforts to ensure that (i) immediately prior to the Effective Time, each outstanding option to purchase Company Common Stock granted under any Company Stock Plan shall become immediately vested and exercisable in full, (ii) at the Effective Time, each option to purchase shares of Company Common Stock granted under the Company Stock Plans (each, a "Company Stock Option") shall be canceled as of the Effective Time in exchange for the consideration contemplated by
     Section 2.04(b), and (iii) at the Effective Time, all of the Company Stock Plans shall be terminated, in each case, in accordance with and pursuant to the terms of the Company Stock Plans and without the creation of additional liability to the Company or any Subsidiaries.

          (b) Each holder of a Company Stock Option that is outstanding and unexercised as of the Effective Time, whether or not exercisable at the Effective Time, and has an exercise price per share of Company Common Stock that is less than the per share Merger Consideration shall (subject to the provisions of this Section 2.04) be paid out of the Exchange Fund as promptly as practicable after the Effective Time, in exchange for the cancellation of such Company Stock Option, an amount in cash (subject to any applicable withholding Taxes) equal to (i) the difference between the per share Merger Consideration and the applicable exercise price of such Company Stock Option, multiplied by (ii) the aggregate number of Shares issuable upon exercise, whether or not exercisable at the Effective Time, of such Company Stock Option (the "Option Payment"). Any such payments shall be subject to all applicable federal, state and local Tax withholding requirements, and shall be by wire transfer, bank check or other method that will provide a holder of Shares not later than second day funds. Parent shall instruct the Paying Agent to timely pay the Option Payments; provided, however that Parent may distribute at the Effective Time, or cause the Paying Agent to distribute, the Option Payment to the Surviving Corporation for distribution by the Surviving Corporation to holders of Company Stock Options through the Company's normal payroll procedures.


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     SECTION 2.05 Dissenting Shares.

          (a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, Shares that are issued and outstanding immediately prior to the Effective Time and that are held by any stockholder who is entitled to demand and properly demands the appraisal for such Shares (the "Dissenting Shares") pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("Section 262") shall not be converted into, or represent the right to receive, the Merger Consideration. Any such stockholder shall instead be entitled to receive payment of the fair value of such stockholder's
     Dissenting Shares in accordance with the provisions of Section 262; provided, however, that all Dissenting Shares held by any stockholder who shall have failed to perfect or who otherwise shall have withdrawn or lost such stockholder's rights to appraisal of such Shares under Section 262 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration and Outstanding Dividends, without any interest thereon, upon surrender in the manner provided in Section 2.02 of the Certificate or Certificates that formerly evidenced such Shares. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the preceding sentence.

          (b) The Company shall give Parent (i) notice as promptly as practicable of any demands received by the Company for appraisal of any Shares and withdrawals of such demands and (ii) the right to participate in and direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment or agree to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands, except to the extent it is expressly required to do so by court order.

     SECTION 2.06 Adjustment of Merger Consideration. Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Effective Time, the issued and outstanding Shares shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, redenomination, recapitalization, split-up, combination, exchange of shares or other similar transaction, the Merger Consideration and any other dependent items shall be appropriately adjusted to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such action and as so adjusted shall, from and after the date of such event, be the Merger Consideration or other dependent item, subject to further adjustment in accordance with this sentence.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as otherwise disclosed to Parent in the schedules attached hereto (the "Company Schedules") or as disclosed in the SEC Reports publicly available prior to the date of this Agreement (other than forward looking statements set forth in the "risk factors" and "management's discussion and analysis of financial condition and results of operations" portions of the SEC Reports), the Company hereby makes the following representations and warranties to Parent and Merger Sub. Any disclosures in any section of the Company Schedules shall qualify any other section in this Article III to the extent relevant, as long as the applicability of such matter to such other section is reasonably apparent on its face, and disclosure in any section of the Company Schedules shall be effectively made whether or not expressly excepted in the corresponding section of this Agreement.

     SECTION 3.01 Organization and Qualification; Subsidiaries.

          (a) Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, and has the requisite corporate or similar power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and each Subsidiary is duly qualified or licensed as a foreign corporation or other entity to do business, and is in good standing (where such concept exists), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a Material Adverse Effect.

          (b) Schedule 3.01(b) sets forth a true and complete list of all the Company's Subsidiaries and the jurisdiction of organization thereof. All the outstanding Equity Interests of each Subsidiary of the Company are owned, directly or indirectly, by the Company free and clear of any Liens, other than Liens securing Company indebtedness. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which any of them are bound relating to the voting of any shares of capital stock of the Company's Subsidiaries. Except for its interests in its Subsidiaries, the Company does not own, directly or indirectly, any Equity Interest in any other Person.

     SECTION 3.02 Certificate of Incorporation and Bylaws. The Company has made available to Parent a complete and correct copy of the Certificate of Incorporation and the Bylaws, or equivalent organizational documents, in each case as amended to date ("Organizational Documents"), of the Company and each Material Subsidiary. Such Organizational Documents are in full force and effect and no other organizational documents are applicable or binding upon the Company or any of its Material Subsidiaries. Neither the Company nor any Subsidiary is, nor has the Company been, in violation of any of the provisions of its Organizational Documents. No Subsidiary has been in material violation of any of the provisions of its Organizational Documents. The Company has made available to Parent complete and correct copies of the minutes of all meetings of the Company Board (and each committee thereof) and of the stockholders of the Company, in each case since January 1, 2003.

     SECTION 3.03 Capitalization.

          (a) The authorized capital stock of the Company consists of (i) 100,000,000 shares of Company Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.002 per share ("Preferred Stock"). As of the date of this Agreement, (i) 77,818,096 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (ii) no shares of Company

     Common Stock are held in the treasury of the Company, (iii) no shares of Company Common Stock are held by the Subsidiaries, (iv) 5,241,548 shares of Company Common Stock are issuable upon exercise of outstanding Company Stock Options granted under the Company Stock Plans at a weighted average per share exercise price of $3.16, and (v) 7,512,197 shares of Company Common Stock are reserved for future issuance in connection with the
     Company Stock Plans (including shares reserved pursuant to outstanding Company Stock Options). All of the aforesaid shares of Company Common Stock and Company Stock Options have been offered, sold and delivered by the Company in compliance in all material respects with all applicable federal and state securities laws. As of the date of this Agreement, no shares of Preferred Stock are issued and outstanding. Except as set forth on Schedule 3.03(a), there are no (A) options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other Equity Interests in, the Company or any Subsidiary, (B) outstanding voting securities of the Company or any Subsidiary (other than Company Common Stock) or securities convertible, exchangeable or exercisable for shares of capital stock or voting securities of the Company or any Subsidiary, or (C) outstanding equity equivalents, interests in the ownership or earnings of the Company or similar rights. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any issued or unissued shares of Company Common Stock or any Equity Interests of any Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other person. None of the Company or any Subsidiary is a party to any stockholders' agreement, voting trust agreement or registration rights agreement relating to any equity securities of the Company or any Subsidiary or any other Contract relating to the holding, disposition, voting or dividends with respect to any issued or unissued Equity Interests of the Company or of any Subsidiary, or that restricts the transfer of any issued or unissued Equity Interests of the Company. All dividends on the Company Common Stock that have been declared or have accrued prior to the date of this Agreement have been paid in full to the Company's paying agent.

          (b) Each outstanding share of capital stock or other Equity Interest of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and was issued free of preemptive (or similar) rights, and each such share or other Equity Interest is owned by the Company or another Subsidiary free and clear of all options, rights of first refusal, agreements, limitations on the Company's or any Subsidiary's voting, dividend or transfer rights, charges and other encumbrances or Liens (other than Liens securing Company indebtedness) of any nature whatsoever.

          (c) Except as set forth on Schedule 3.03(c), neither the Company nor any of its Subsidiaries have any outstanding indebtedness for borrowed money not reflected in the Financial Statements.

     SECTION 3.04 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to the required approval and adoption of this Agreement and the Transactions by the Company's stockholders, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby (collectively, the "Transactions"). Subject to the required approval and adoption of this Agreement and the Transactions by the Company's stockholders, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity.

     SECTION 3.05 No Conflict; Required Filings and Consents.

          (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws (or similar organizational documents) of the Company or any Subsidiary, (ii) assuming that all consents, approvals and other authorizations described in Section 3.05(b) have been obtained and that all filings and other actions described in Section 3.05(b) have been made or taken, materially conflict with or violate any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, executive order, judgment, injunction, decree or other order ("Law") applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) except as set forth on Schedule 3.05(a)(iii), result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, require consent or result in the loss of a material benefit under, give rise to a right or obligation to purchase or sell assets or securities under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than a Permitted Lien) on any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract (written or oral), agreement, lease, license, Permit, franchise or other binding commitment, instrument or obligation (each, a "Contract") to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary or any property or asset of the Company or any Subsidiary is bound or affected, except with respect to (ii) and (iii) above for those conflicts, violations, breaches, defaults or losses, or for which the failure to obtain such consents, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has not been advised of any reason why the consents required under the contracts set forth on Schedule 3.05(a)(iii) could not be obtained prior to the Closing.

          (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any supranational, national, provincial, federal, state or local government, regulatory or administrative authority, or any court, tribunal, or judicial or arbitral body (a "Governmental Authority"), except (i) as may be required by the Exchange Act, (ii) the filing with the SEC of the Proxy Statement,
     (iii) any filings required under the rules and regulations of the NASDAQ Stock Market, Inc. ("NASDAQ"), (iv) the filing and recordation of appropriate merger documents as required by the DGCL and appropriate documents with the relevant authorities of other states in which the Company or any Subsidiary is qualified to do business, (v) as may be required pursuant to state securities, takeover and "blue sky" laws, (vi) any filings and consents required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (vii) any other consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not have a Material Adverse Effect, or (viii) as otherwise listed on Schedule 3.05(b).

          (c) Except as set forth on Schedule 3.05(c), no Subsidiaries of the Company are prohibited by any contractual obligations (other than the Company's existing senior credit facilities) from guaranteeing any obligations of the Company under its senior credit facilities (including the Financings) or from securing such guarantees with a lien on substantially all of their assets.

     SECTION 3.06 Company Permits; Compliance Each of the Company and each Subsidiary is in possession of all grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each such entity to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Permits"), except where the failure to have, or the suspension or cancellation of, any of the Permits would not have a Material Adverse Effect. No suspension or cancellation of any of the Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Permits would not have a Material Adverse Effect. Each of the Company and each Subsidiary is, and has been, in compliance with, and has taken any necessary steps to become in compliance with: (a) any Material Contract or Permit to which such entity is a party or by which such entity or any property or asset of such entity is bound; and (b) any Law applicable to such entity or by which any property or asset of such entity is bound or affected; and all notices, reports, documents and other information required to be filed under any Material Contract, Permit, or Law were properly filed and were in compliance with such Material Contract, Permit, or Law, except where such failure to file or to be in compliance would not have a Material Adverse Effect.

     SECTION 3.07 SEC Reports; Financial Statements; Undisclosed Liabilities.

          (a) The Company has filed with the SEC all forms, reports, statements, schedules and other documents required to be filed by it since January 1, 2003 (as amended to date, the "SEC Reports"). The Company has delivered or made available to Parent copies of all such SEC Reports. As of their respective dates, or, if amended, as of the date of the last such amendment, the SEC Reports complied as to form in all material respects in accordance with the then-applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act or the
     Sarbanes-Oxley Act, as the case may be, in each case, the rules and regulations promulgated thereunder. None of the SEC Reports, at the time they were filed, or, if amended, as of the date of such amendment, contained any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any form, report or other document with the SEC. As of the date hereof, there are no material unresolved comments issued by the staff of the SEC with respect to any of the SEC Reports.

          (b) Each of the consolidated financial statements (collectively, and including, in each case, any notes and schedules thereto, the "Financial Statements") contained in the SEC Reports, fairly presents in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and their consolidated results of operations and consolidated cash flows for the respective  periods  indicated  (subject,  in the  case  of  the  unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein including the notes thereto, which are not expected to be significant) in conformity with United States generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by Form 10-Q or Form 8-K or any successor forms under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

          (c) Except (a) as reflected or reserved against on the consolidated balance sheet of the Company (including the notes thereto) included in the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 2006, (b) for liabilities or obligations incurred in the ordinary course of business since September 30, 2006, (c) liabilities and obligations arising under this Agreement, (d) liabilities or obligations which have been discharged or paid in full in the ordinary course of business and in a manner consistent with past practice, and (e) liabilities and obligations that would not have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (or the notes thereto) of the Company and its Subsidiaries.

          (d) Except as set forth on Schedule 3.07(d), neither the Company nor any of its Subsidiaries is indebted to any director or officer of the Company or any of its Subsidiaries (except for amounts due as normal salaries and bonuses or in reimbursement of ordinary business expenses and directors' fees), and no such person is indebted to the Company or any of its Subsidiaries, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-K promulgated by the SEC. SECTION

     SECTION 3.08 Information Supplied.

          (a) Each document required to be filed by the Company with the SEC in connection with the Transactions (the "Company Disclosure Documents"), including, without limitation, the proxy or information statement of the Company containing information required by Regulation 14A under the Exchange Act, and, if applicable, Rule 13e-3 and Schedule 13E-3 under the Exchange Act (together with all amendments and supplements thereto, the "Proxy Statement"), to be filed with the SEC in connection with the Merger, will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act.

          (b) None of the information included or incorporated by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders' Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (c) The representations and warranties contained in this Section 3.08 will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company in writing by Merger Sub or Parent or any of their Representatives specifically for use therein.

     SECTION 3.09 Absence of Certain  Changes or Events.  Except as set forth on
Schedule 3.09:

          (a) Since September 30, 2006 through to the date hereof, there has not been any Material Adverse Effect or any event or circumstance that would reasonably be expected to have a Material Adverse Effect.

          (b) Since September 30, 2006 through to the date hereof, except as expressly contemplated by this Agreement, the Company and the Subsidiaries have conducted their businesses only in the ordinary course of business and in a manner consistent with past practice.

          (c) Since September 30, 2006 through to the date hereof, except as expressly contemplated by this Agreement, neither the Company nor any of its Subsidiaries has:

               (i) amended or otherwise changed its Organizational Documents;

               (ii) declared, set aside, made or paid any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock; except for dividends declared and paid in the accordance with the Company's dividend policy referenced in the SEC Reports and consistent with past practice;

               (iii) reclassified, combined, split, subdivided or redeemed, or purchased or otherwise acquired, directly or indirectly, any of its capital stock;

               (iv) materially increased, or announced the increase of, the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in the ordinary course of business and in a manner consistent with past practice, or granted any severance or termination pay to, or entered into any employment, bonus, change of control or severance agreement with, any director or officer or, except in the ordinary course of business in a manner consistent with past practice, any other employee of the Company or of any Subsidiary;

               (v) suffered any damage, destruction or loss (whether or not covered by insurance), other than in the ordinary course of business, that has had a Material Adverse Effect;

               (vi) made any change in financial or Tax accounting methods, practices or policies other than as required by GAAP or a Governmental Authority;

               (vii) (A) acquired from any Person (by merger, consolidation, acquisition of stock or assets or otherwise), or sold or disposed of (by merger, consolidation, sale of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof, any Equity Interests therein, or any assets of any Person which are material to the Company and its Subsidiaries, taken as a whole, except in connection with acquisitions or dispositions of inventory or equipment in the ordinary course of business in a manner consistent with past practice, (B) incurred or guaranteed, or modified in any material respect, any material indebtedness for borrowed money or (C) made any material loans, advances or capital contributions to any other Person (other than a Subsidiary of the Company);

               (viii) made any material tax election or settled or compromised any material United States federal, state or local income tax liability, except as required by applicable Law;

               (ix) commenced or settled any material Action; or

               (x) announced an intention, entered into any formal or informal agreement or otherwise made a commitment to do any of the foregoing.

     SECTION 3.10 Absence of Litigation. Except as set forth on Schedule 3.10, neither the Company nor any Subsidiary is a party to any, and there is no pending or, to the knowledge of the Company, threatened, litigation, suit, claim, action, proceeding, hearing, petition, grievance, review, complaint or investigation (an "Action"), the outcome of which would have a Material Adverse Effect. There is no judgment, decree, injunction, writ or order of any
Governmental Authority outstanding against the Company or any of its Subsidiaries (or any of their respective assets or properties) except as would not have a Material Adverse Effect. Schedule 3.10 sets forth a list of all Actions to which the Company or any of its Subsidiaries is subject, involving
(a) monetary claims against the Company or any of its Subsidiaries for more than $500,000 or (b) a request for injunctive relief.

     SECTION 3.11 Employee Benefit Plans.

          (a) Schedule 3.11(a) lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, consultant, officer or director of the Company or any Subsidiary (collectively, the "Plans"). The Company has made available to Parent a true and complete copy of each Plan and has made available to Parent a true and complete copy of (where applicable) (A) each trust or funding arrangement prepared in connection with each such Plan, (B) the two most recently filed annual reports on Internal Revenue Service ("IRS") Form 5500, (C) the most recently received IRS determination letter for each such Plan, (D) the two most recently prepared actuarial reports and financial statements in connection with each such Plan, and (E) the most recent summary plan description and any material written communications (or a description of any material oral communications) by the Company or the Subsidiaries to any current or former employees, consultants, or directors of the Company or any Subsidiary concerning the extent of the benefits provided under a Plan.

          (b) Neither the Company nor any Subsidiary has now or any time contributed to, sponsored, maintained or had any liability with respect to
     (i) a pension plan (within the meaning of Section 3(2) of ERISA) subject to
     Section 412 of the Code or Title IV of ERISA; (ii) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan"); or (iii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Subsidiary could incur liability under Section 4063 or 4064 of ERISA. Except as set forth on Schedule 3.11(b), no Plan exists that could result in the payment to any present or former employee, director or consultant of the Company or any Subsidiary of any money or other property or accelerate or provide any other rights or benefits to any current or former employee of the Company or any Subsidiary as a result of the consummation of the Transactions (whether alone or in connection with any subsequent event). Except as set forth on Schedule 3.11(b), there is no contract, plan or arrangement (written or otherwise) covering any current or former employee of the Company or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the United States Internal Revenue Code of 1986, as amended (the "Code").

          (c) With respect to the Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any Subsidiary could be subject to any actual or contingent material liability under the terms of such Plan or any applicable Law.

          (d) Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under
     Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and, to the knowledge of the Company, no circumstance exists that could reasonably be expected to result in the revocation of such letter.

          (e) (i) Each Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws, and (ii) no Plan provides retiree welfare benefits, and neither the Company nor any Subsidiary has any obligation to provide any retiree welfare benefits other than as required by Section 4980B of the Code.

          (f) With respect to any Plan, (i) no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, (ii) no facts or circumstances exist that could reasonably be expected to give rise to any such Actions, and
     (iii) no administrative investigation, audit or other administrative proceeding by the

     Department of Labor, the IRS or other Governmental Authority is pending, in progress or, to the knowledge of the Company, threatened that would reasonably be expected to have a Material Adverse Effect.

     SECTION 3.12 Labor and Employment Matters. Except as set forth on Schedule 3.12, neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees. Except as set forth on Schedule 3.12, as of the date hereof, there are no complaints or representation claims pending against the Company or any Subsidiary before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of the Company or any Subsidiary. As of the date hereof, there is no strike, controversy, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threatened in writing, by or with respect to any employees of the Company or any Subsidiary.

     SECTION 3.13 Real Property; Title to Assets.

          (a) Schedule 3.13(a) sets forth a true, correct and complete list of all of the Material Real Property used in connection with the business of the Company or any Subsidiary, or owned or leased by the Company or any Subsidiary, including:

               (i) with respect to each parcel of Material  Owned Real Property,
          (A) the street address of such parcel of Material Owned Real Property and (B) the current owner of such parcel of Material Owned Real Property; and

               (ii) with respect to each lease of Material Leased Real Property, the parties to and the date of such lease.

          (b) The Company and each of its Subsidiaries has good fee simple title to all of the Material Owned Real Property, free and clear of all Liens, except Permitted Liens. Except as set forth on Schedule 3.13(b), there are no outstanding options, right of first offer or rights of first refusal to purchase the Material Owned Real Property or any portion thereof or interest therein. There are no leases, subleases, licenses concessions or other agreements (written or oral) granting any person the right to use or occupy the Material Owned Real Property except as set forth on Schedule 3.13(b). The Company has previously made available to Parent a true, correct and complete copy of each title insurance policy, title opinion, survey and appraisal relating to the Material Owned Real Property which is in its possession or reasonably available to it, without representation or warranty as to the specific matters set forth therein.

          (c) All Material Leased Real Property is leased by the Company and its Subsidiaries (as the case may be) under valid and subsisting leases or subleases. Neither the Company nor any Subsidiary has received written notice of any material breach or default, or cancellation or termination thereunder. The Company does not have knowledge of any condition, event or circumstance which with notice or lapse of time, or both, would constitute a material breach or default under such lease or sublease.

          (d) The Company and its Subsidiaries own, lease or have the right to use all the Material Real Property and material assets for the conduct of their respective business free and clear of all Liens, except Permitted Liens. In the case of material leased equipment and other material tangible assets, the Company and its Subsidiaries hold valid leasehold interests in such assets, free and clear of all Liens, except Permitted Liens.

          (e) Schedule 3.13(e) sets forth an accurate listing of each lease of real property pursuant to which the Company or any Subsidiary acts as lessor and which has an annual rental amount in excess of $500,000.

     SECTION 3.14 Intellectual Property.

          (a) Schedule 3.14(a) sets forth an accurate and complete description of all patents and patent applications, registered trademarks, trade names and service marks, domain names, and registered copyrights, together with applications to register the same, for each of the foregoing owned by the Company and material to the business of the Company and its subsidiaries taken as a whole ("Registered Intellectual Property"). Excluding "shrinkwrap" or "clickwrap" agreements or agreements contained in or pertaining to "off-the-shelf" software, the Company has not entered into any material agreements relating to Intellectual Property. Except for such agreements entered into by the Company in connection with the sale process that resulted in the execution and delivery of this Agreement, the Company has not entered into any nondisclosure or confidentiality agreements which remain in effect under which any trade secrets or other material confidential or proprietary information of the Company has been or will be disclosed to a third party.

          (b) Except as would not constitute a Material Adverse Effect, the conduct of the business of the Company and the Subsidiaries as it has been, or as it currently is conducted, does not and has not infringed upon, misappropriated, diluted or violated the Intellectual Property rights of any third party. There are no pending actions against the Company or the Subsidiaries, and neither the Company nor any of its Subsidiaries has received any written notice alleging that the conduct of the business of the Company and the Subsidiaries, as it currently is conducted or as it has been conducted, may or has infringed upon, misappropriated, diluted or violated the Intellectual Property rights of any third party. Since January 1, 2003, neither the Company nor any of its Subsidiaries has received any written communication containing an offer to license to the Company or any of its Subsidiaries, or a request that the Company or any of its Subsidiaries consider whether it wishes to obtain a license, under any patent owned by a third party. With respect to each material item of
     Intellectual Property that is owned by the Company or a Subsidiary, including the Registered Intellectual Property ("Owned Intellectual Property"), the Company or a Subsidiary is the owner of the entire right, title and interest in and to such Owned Intellectual Property and is entitled to use such Owned Intellectual Property in the continued operation of its respective business in an unrestricted fashion. With respect to each material item of Intellectual Property that is licensed to or otherwise held or used by the Company or a Subsidiary ("Licensed Intellectual Property"), the Company or a Subsidiary has a legally enforceable right to use, under valid and subsisting written license agreements, the Licensed Intellectual Property in the continued operation of its respective business. The Owned Intellectual Property and the Licensed Intellectual Property constitute all material Intellectual Property used in and necessary for the operation of the businesses of the Company and the

     Subsidiaries as currently conducted. The Registered Intellectual Property is subsisting and, to the knowledge of the Company, valid and enforceable. None of the Owned Intellectual Property has been adjudged invalid or unenforceable in whole or in part. To the knowledge of the Company, no person is engaging in any activity that infringes upon, misappropriates or dilutes any of the Owned Intellectual Property. To the knowledge of the Company, each license of the Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license and is in full force and effect. To the knowledge of the Company, no party to any license of the Licensed Intellectual Property is in breach thereof or default thereunder. Neither the execution of this Agreement nor the consummation of any Transaction will result in the loss or impairment of, or give rise to any right of any third party to terminate or otherwise modify any of the Company's rights with respect to any Owned Intellectual Property or Licensed Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole.

          (c) For purposes of this Agreement, "Intellectual Property" means all rights arising from or associated with the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) patents, patent rights, patent applications and statutory invention registrations; (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, symbols, domain names and other source identifiers, and registrations and applications for registration thereof, including all renewals of and goodwill associated with the same; (iii) all registered and unregistered copyrightable works (whether published or unpublished), copyrights, and registrations and applications for registration thereof; and (iv) confidential and proprietary information, including trade secrets, works of authorship, inventions, improvements, methods, formulas, research and test data, designs, specifications, technical data, know-how, moral rights, and all other confidential, proprietary, or intellectual property rights.


     SECTION 3.15 Taxes. Except as set forth on Schedule 3.15:

          (a) The Company and the Subsidiaries (i) have timely filed or caused to be filed (taking into account any extension of time to file granted or obtained) all Tax Returns required to be filed by them, and all such filed Tax Returns are true, correct and complete in all material respects; and
     (ii) have timely paid in all material respects all Taxes due and payable except to the extent that such Taxes are being contested in good faith and for which the Company or the appropriate Subsidiary has set aside adequate reserves in accordance with GAAP. All material amounts of Taxes required to have been withheld by or with respect to the Company and the Subsidiaries have been withheld and remitted to the applicable taxing authority.

          (b) There are no pending or, to the knowledge of the Company, threatened audits, examinations, investigations or other proceedings in respect of any Tax or Tax matter of the Company or any Subsidiary. No deficiency for any material amount of Tax has been asserted or assessed by any taxing authority in writing against the Company or any Subsidiary, which deficiency has not been satisfied by payment, settled or been withdrawn or contested in good faith and for which the Company or the appropriate Subsidiary has not set aside adequate reserves in accordance with GAAP. There are no Tax liens on any assets of the Company or any Subsidiary (other than any liens for Taxes not yet due and payable for which adequate reserves have been made in accordance with GAAP or for Taxes being contested in good faith). Neither the Company nor any Subsidiary is subject to any accumulated earnings tax or personal holding company tax.

          (c) Neither the Company nor any Subsidiary has made or is obligated to make any payment that would not be deductible pursuant to Section 162(m) of the Code.

          (d) Neither the Company nor any Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

          (e) No claim is pending by a taxing authority in a jurisdiction where the Company or any Subsidiary does not file a Tax Return that the Company or such Subsidiary is or may be subject to Tax by such jurisdiction.

          (f) Neither the Company nor any Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income as a result of any (1) adjustment pursuant to Section 481 of the Code, the regulations thereunder or any similar provision under state or local Law, (2) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing, (3) intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law), (4) installment sale or open transaction disposition made on or prior to the Closing, or (5) prepaid amount received on or prior to the Closing.

          (g) The Company is not, and has not been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.


          (h) Neither the Company nor any Subsidiary is a party to or bound by any Tax sharing or Tax indemnity agreement or any other agreement of a similar nature.

          (i) For purposes of this Agreement:

               (i) "Tax" or "Taxes" shall mean any and all federal, state, local and foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental or Tax authority.

               (ii) "Tax Returns" means any and all returns, declarations, claims for refund, or information returns or statements, reports and forms relating to Taxes filed with any Tax authority (including any schedule or attachment thereto) with respect to the Company or the Subsidiaries, including any amendment thereof.

     SECTION 3.16 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

               (a) Except as set forth on Schedule 3.16(a), the Company, its Subsidiaries and any of their respective predecessors in interest are in compliance with, and, to the knowledge of the Company, have not violated, any standards or requirements imposed under any Environmental Law. The Company and its Subsidiaries have obtained and are in compliance with all terms and conditions of all Environmental Permits required for the operation of their business in compliance with Environmental Laws. Schedule 3.16(a) sets forth all material Permits, licenses and other authorizations issued under any Environmental Law relating to the Company, its Subsidiaries and any of their respective predecessors in interest.

               (b) There are no past or present events or conditions with respect to the Company, any of its Subsidiaries or, to the knowledge of the Company, any of their respective predecessors in interest that would reasonably be expected to form the basis of any claim or investigation (i) under any Environmental Law, or (ii) based on or related to the Management of any Hazardous Substance.

               (c) Except as set forth on Schedule 3.16(c), to the knowledge of the Company, there is and has been no Release or threat of Release of Hazardous Substances at, on, under or affecting: (i) any of the properties currently or formerly owned, leased or operated by the Company, any of its Subsidiaries or any of their respective predecessors in interest, (ii) any property to which the Company, its Subsidiaries or any of their respective predecessors in interest have sent waste for disposal or (iii) any location at which Hazardous Substances are present for which the Company or any of its Subsidiaries is or has been alleged to be liable, under conditions in the case of either (i) or (ii) that would reasonably be expected to result in a liability or obligation to the Company or any of its Subsidiaries, or, as the Company and its Subsidiaries are currently operated, adversely affect the revenues of the Company or any of its Subsidiaries. Except as set forth on Schedule 3.16(c), there are no written claims or notices pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging violations of or liability or obligations under any Environmental Law relating to the Company, its Subsidiaries or any of their respective predecessors in interest, or otherwise concerning the presence or release of Hazardous Substances; and none of the Company or any of its Subsidiaries has received any written notice of, is a party to, or is likely to be affected by any proceedings, any investigations or any agreements concerning such matters. The Company has provided to Parent a copy of all studies, audits, assessments or investigations (including without limitation, Phase I and Phase II investigation reports) concerning any facilities or real property ever owned, operated or leased by the Company, its Subsidiaries or any of their respective predecessors in interest or compliance with, or liability or obligations under, Environmental Laws affecting the Company, any Subsidiary or any of their respective predecessors in interest that are in the possession or control of the Company or any Subsidiary.

               (d) There are no liabilities of any third party arising out of or related to Environmental Laws or Hazardous Substances that the Company, its Subsidiaries or any of their respective predecessors in interest have expressly agreed to assume or retain by contract or otherwise.

               (e) The Company and its Subsidiaries are not operating, and, to the knowledge of the Company, are not required to be operating, under any consent or compliance order, decree or agreement issued or entered into, under or pertaining to any Environmental Law.

               (f) For purposes of this Agreement:

                    (i)  "Environmental  Laws" means any Laws (including  common law) of the United States federal, state, local, foreign or any other Governmental Authority, relating to (A) Releases or threatened Releases of Hazardous Substances or materials
               containing   Hazardous   Substances;   (B)  the   Management   or
               Remediation of Hazardous Substances or materials containing Hazardous Substances; or (C) pollution or protection of the environment or human health, including exposure of persons to Hazardous Substances.

                    (ii) "Environmental Permits" means any permit, license registration, approval, notification, certificate, consents, orders or any other authorization of Governmental Authorities, required under Environmental Law.


                    (iii) "Hazardous Substances" means (A) those substances, materials or wastes defined as, or regulated under, any Environmental Laws as toxic waste, hazardous material, hazardous waste, hazardous substances, acutely or extremely hazardous waste, pollutants, contaminants, or words of similar import, in or regulated under United States federal statutes and any analogous state statutes, all as amended as of the date hereof, and all regulations thereunder, including without limitation: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Water Pollution Control Act, the Safe Drinking Water Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Clean Air Act, and the Toxic Substances Control Act, the Occupational Safety and Health Act, and the New Jersey Industrial Sites Recovery Act; (B) petroleum and petroleum products, including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; and (D) polychlorinated biphenyls, asbestos, molds that could reasonably be expected to adversely affect human health, urea formaldehyde foam insulation and radon; and (E) any substance, material or waste regulated by any Governmental Authority pursuant to or that would reasonably be expected to result in liability under, any Law in addition to those identified in (A) above the primary purpose of which is the protection of the environment or human health and safety as affected by environmental media.

                    (iv) "Management" means with respect to any substance or material, the use, possession, distribution, processing, manufacturing, generation, treatment, storage, recycling, transportation, Release, Remediation or disposal of such substance or material.

                    (v) "Release" when used in connection with Hazardous Substances, shall have the meaning ascribed to that term in 42 U.S.C. 9601(22), but not subject to the exceptions in Subsection
               (A) and (D) of 42 U.S.C. 9601(22).

                    (vi) "Remediation"  means (A) any remedial action,  response or removal as those terms are defined in 42 U.S.C.  ss. 9601;  or
               (B) any "corrective action" as that term has been construed by governmental authorities pursuant to 42 U.S.C. ss. 6924.

     SECTION 3.17 Material Contracts.

          (a) Schedule 3.17(a) contains a list of each contract (collectively, together with all contracts and other documents listed on the Exhibit Index to the Company's most recent Annual Report on Form 10-K, the "Material Contracts") to which the Company or any Subsidiary is a party or by which it is bound that:

               (i) contains unfulfilled obligations of the Company to provide services to customers with aggregate annual revenues to the Company or any of its Subsidiaries likely to be in excess of $1,000,000 or more and which has a term of more than one (1) year;

               (ii) requires an aggregate annual payment by the Company or any of its Subsidiaries of $1,000,000 or more which has a term of more than one (1) year and that cannot be cancelled or otherwise terminated on less than 120 days notice;

               (iii) contains covenants limiting the freedom of the Company of any of its Subsidiaries to engage in any line of business in any geographic area or to compete with any Person or restricting the ability of the Company or any of its Subsidiaries to acquire equity securities of any Person;

               (iv) is an employment, severance, retention, consulting, loan or indemnification contract applicable to any current or former employee of the Company or any of its Subsidiaries, including contracts to employ executive officers and other contracts with officers and directors of the Company or any of its Subsidiaries, other than any such contract that is terminable by the Company or any of its Subsidiaries before and after the Effective Time on not more than 60 days' notice without penalty or cost to the Company or any Subsidiary;

               (v) relates to indebtedness for borrowed money, notes payable, debt securities, letters of credit or surety bonds or guaranties of debt of any third party (other than Subsidiaries of the Company);

               (vi) is with any director, officer or Affiliate; or

               (vii) is a material joint venture or partnership, merger, asset or stock purchase or divestiture Contract relating to the Company or any of its Subsidiaries and entered into on or after January 1, 2004.


          (b) Except as set forth in Section 3.17(b) and except as would not have a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is, and, to the Company's knowledge, no other party is, in breach or violation of, or default under, any Material Contract, (ii) neither the Company nor any of its Subsidiaries has received any written claim of default under any Material Contract, and (iii) to the Company's knowledge, no event has occurred which would result in a breach or violation of, or a default under, any Material Contract (in each case, with or without notice or lapse of time or both). Except as would not have a Material Adverse Effect, each Material Contract is valid, binding and enforceable in accordance with its terms and is in full force and effect. The Company has made available to Parent true and complete copies of all Material Contracts, including any schedules and amendments thereto.

     SECTION 3.18 Insurance. The business operations and all insurable properties and assets of the Company and its Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of the Company, should be insured against, in such amounts with such deductibles and against such risks and losses as are, in the reasonable opinion of the management of the Company, adequate for the business engaged in by the Company and its Subsidiaries.

     SECTION 3.19 Board Approval; State Antitakeover Statutes; Vote Required.

          (a) The Company Board, by resolutions duly adopted at a meeting duly called and held, has duly (i) approved this Agreement, (ii) determined that the Merger Consideration is fair to the Company's stockholders and (iii) recommended that the stockholders of the Company adopt this Agreement and directed that this Agreement be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting (collectively, the "Company Board Recommendation").

          (b) The Company Board has taken all actions so that no "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (including Section 203 of the DGCL) applicable to the Company (collectively, "Takeover Laws") shall be applicable to the Merger or the other Transactions as currently contemplated by the Agreement.

          (c) The only vote of the holders of any class or series of capital stock or other securities of the Company necessary to approve this Agreement, the Merger and the other Transactions is the affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock in favor of the adoption of this Agreement (the "Stockholder Approval").


     SECTION 3.20 Corrupt Gifts and Payments. To the knowledge of the Company, neither the Company, nor any of its Subsidiaries, nor any of their Affiliates or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, Federal or state law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in noncompliance in any material respect with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations.

     SECTION 3.21 Opinion of Financial Advisor. The Company Board shall receive a written opinion from Lehman Brothers Inc. dated as of the date of this Agreement and addressed to the Company Board to the effect that, as of the date thereof and based upon and subject to the limitations, qualifications and assumptions set forth therein, that, from a from a financial point of view, the Merger Consideration to be offered to the stockholders of the Company in the Merger is fair to such stockholders. An executed copy of the opinion has been delivered to Parent for informational purposes only.

     SECTION 3.22 Brokers. Except for Lehman Brothers Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent a complete and correct copy of any engagement letter between the Company and Lehman Brothers Inc. pursuant to which Lehman Brothers Inc. could be entitled to any payment from the Company relating to the Transactions.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

     SECTION 4.01 Corporate Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay Parent or Merger Sub from performing their obligations under this Agreement.

     SECTION 4.02 Certificate of Incorporation and Bylaws. Parent has heretofore furnished to the Company complete and correct copies of the Certificate of Incorporation and Bylaws (or similar organizational documents) of Parent and Merger Sub, each as amended to date. Such Certificates of Incorporation and Bylaws (or similar organizational documents) are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or Bylaws (or similar organizational documents).

     SECTION  4.03  Authority  Relative  to This  Agreement.  Each of Parent and
Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity.

     SECTION 4.04 No Conflict; Required Filings and Consents.

          (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not,
     (i) conflict with or violate the Certificate of Incorporation or Bylaws (or similar organizational documents) of Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in
     Section 4.04(b) have been obtained and all filings and obligations described in Section 4.04(b) have been made, materially conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or affected, or (iii) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or Merger Sub pursuant to, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to clauses (ii) and
     (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay Parent and Merger Sub from performing their obligations under this Agreement.

          (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) as may be required by the Exchange Act, (ii) the filing and recordation of appropriate merger documents as required by the DGCL and appropriate documents with the relevant authorities of other states in which the Company or any of the Subsidiaries is qualified to do business, (iii) as required pursuant to state securities, takeover and "blue sky" laws, (iv) any filing required under the rules and regulations of NASDAQ, (v) any filings and consents required under the HSR Act, and (vi) any other consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to, prevent, materially delay or materially impede the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

     SECTION 4.05 Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub or any of their directors, officers, employees, Affiliates, agents or other representatives for inclusion in the Proxy Statement will, on the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Company Stockholders' Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     SECTION 4.06 Absence of Litigation. As of the date of this Agreement, there is no Action pending or, to the knowledge of the officers of Parent, threatened, against Parent or any of its affiliates before any Governmental Authority that could or seeks to materially delay or prevent the consummation of any of the Transactions. As of the date of this Agreement, neither Parent nor any of its affiliates is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the officers of Parent, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that could or seeks to materially delay or prevent the consummation of any of the Transactions.

     SECTION 4.07 Operations of Merger Sub. Merger Sub is a direct, wholly owned subsidiary of Parent, and was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     SECTION 4.08 Brokers. Except for Merrill Lynch & Co., Inc. the Company will not be responsible for any brokerage, finder's or other fee or commission to any broker, finder or investment banker in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

     SECTION 4.09 Ownership of Company Capital Stock. Neither Parent nor Merger Sub (nor any of their respective Affiliates), is nor at any time during the last three years have any of them been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL (other than as contemplated by this Agreement). SECTION

     4.10 Cash Available or Financing Arrangements. Parent shall have cash available or will have Financing Commitments (as defined below) sufficient to pay the aggregate Merger Consideration, aggregate Option Payments and Outstanding Dividends at the Effective Time. To the extent Parent utilizes Financing Commitments:

          (a) Parent has  delivered  to the Company  true and correct  copies of
     financing  letters  with  respect  to  financing  of  US$540,000,000   (the
     "Financing Commitments").

          (b) No event (including, without limitation, the failure to pay any and all commitment fees and other fees required by the Financing Commitments) has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub under any term or condition of the Financing Commitments.

          (c) Parent does not have any reason to believe that any of the terms of or conditions to the Financing Commitments will not be satisfied on a timely basis or that the full amount of financing contained in the Financing Commitments will not be available to the Parent at the Effective Time.

SECTION 4.11 Solvency; Operation of the Company After the Effective Time. As of the Effective Time, assuming satisfaction of the conditions to Parent's obligation to consummate the Merger, or waiver of such conditions, and after giving effect to all of the transactions contemplated by this Agreement, including without limitation the payment of the aggregate Merger Consideration,

Option Payments and payment of all related fees and expenses, each of the Parent and the Surviving Corporation will be Solvent.

                                   ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 5.01 Conduct of Business by the Company Pending the Merger. The Company agrees that, between the date of this Agreement and the Effective Time, except as expressly contemplated by this Agreement or unless Parent shall otherwise consent (which consent will not be unreasonably withheld or delayed), the businesses of the Company and the Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business and in compliance with applicable Law, and the Company shall, and shall cause each of the Subsidiaries to, use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and the Subsidiaries, to preserve the assets and properties of the Company and the Subsidiaries in good repair and condition and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers and other persons with which the Company or any Subsidiary has material business relations, in each case in the ordinary course of business and in a manner consistent with past practice. Except as expressly contemplated by any other provision of this Agreement, the Company agrees that neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior consent of Parent (which consent will not be unreasonably withheld or delayed):

          (a) amend or otherwise change its Certificate of Incorporation or Bylaws or equivalent organizational documents;

          (b) issue, sell, pledge, dispose of, grant, encumber or otherwise subject to any Lien (other than a Permitted Lien), or authorize such issuance, sale, pledge, disposition, grant or encumbrance of or subjection to such Lien (other than a Permitted Lien), any properties or other assets of the Company or any Subsidiary, except assets and properties that are not material in the ordinary course of business and in a manner consistent with past practice;

          (c) issue, sell, pledge, dispose of, grant, encumber or otherwise subject to any Lien or authorize such issuance, sale, pledge, disposition, grant or encumbrance of or subjection to such Lien, any shares of any class of capital stock of the Company or any Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest), of the Company or any Subsidiary, other than (i) the issuance of Shares issuable pursuant to employee stock options outstanding on the date hereof and granted under Company Stock Plans as in effect on the date hereof, (ii) issuance by a wholly owned Subsidiary of the Company of capital stock to such Subsidiary's parent or another wholly-owned Subsidiary of the Company) or (iii) the issuance of restricted stock to members of the Board of Directors and management of the Company and its Subsidiaries pursuant to existing Company Stock Plans to the extent such issuances are made in the ordinary course of business and in a manner consistent with past practice;

          (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for (i) dividends by any direct or indirect wholly owned Subsidiary to the Company or any other Subsidiary,
     (ii) dividends declared and paid pursuant to the Company's dividend policy and consistent with past practice, and (iii) the Stub Period Dividend;

          (e) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any capital stock or other Equity Interests of the Company or any Subsidiary;

          (f) (i) acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization (or any division thereof) or any property or asset, except assets (other than real property) in the ordinary course of business and in a manner consistent with past practice that do not exceed $10,000,000 in the aggregate; (ii) repurchase, repay or incur any indebtedness (other than in the ordinary course of business), or issue any debt securities or assume or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except under those facilities listed on Schedule 3.03(c), or in the ordinary course of business and consistent with past practice; (iii) except as contemplated by the Company's capital expenditures budget for 2007, a copy of which the Company has made available to Parent, authorize, or make any commitment with respect to, any single capital expenditure in excess of $1,000,000 or capital expenditures that are, in the aggregate, in excess of $5,000,000;
     (iv) acquire, enter into or extend any option to acquire, or exercise an option to acquire, real property or commence construction of, or enter into any Contract to develop or construct, other real estate projects, other than in connection with the continued development of the projects set forth on Schedule 5.01(f); (v) enter into any material new line of business; or
     (vi) make material investments in persons other than wholly owned subsidiaries;

          (g) (i) increase the compensation payable or to become payable or the benefits provided to its current or former directors, officers or employees, except for merit increases in compensation in the ordinary course of business and in a manner consistent with past practice; (ii) grant any retention, severance or termination pay to, or enter into any employment, bonus, change of control or severance agreement with, any current or former director, officer or other employee of the Company or of any Subsidiary other than in the ordinary course of business and in a manner consistent with past practices; (iii) establish, adopt, enter into, terminate or amend any Plan or establish, adopt or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a Plan if it were in existence as of the date of this Agreement for the benefit of any director, officer or employee except as required by Law;
     (iv) loan or advance any money or other property to any current or former director, officer or employee of the Company or the Subsidiaries (other than in connection with any indemnification obligations of the Company or any Subsidiary); or (v) grant any equity or equity based awards (provided that equity awards may be transferred in accordance with the terms of the applicable plan document or agreement and restricted stock grants may continue in accordance with Section 5.01(c)(iii));

          (h) change any of the material accounting policies, practices or procedures (including material Tax accounting policies, practices and procedures) used by the Company and its Subsidiaries as of the date hereof, except as may be required or permitted as a result of a change in
     applicable  Law  or  in  United  States   generally   accepted   accounting
     principles;

          (i) settle or dismiss any Action threatened against, relating to or involving the Company and any of its Subsidiaries in connection with any business, asset or property of the Company and any of its Subsidiaries, other than in the ordinary course of business but not, in any individual case, in excess of $1,000,000 and $5,000,000 in the aggregate, or in a manner that would prohibit or materially restrict in any material respect the operation of the Company or (ii) commence any Action reasonably expected to result in a cost to the Company in excess of $1,000,000;

          (j) fail to maintain in full force and effect insurance policies covering the Company and the Subsidiaries and their respective properties, assets and businesses with comparable coverage to the Company's insurance policies in effect on the date of this Agreement;

          (k) except as set forth on Schedule 5.01(k), enter into, make any proposal for, renew, extend or amend or modify in any material respect, terminate, cancel, waive, release or assign any right or claim under, any contract or agreement which is or, if applicable, would be, a Material Contract, other than in the ordinary course of business and on terms not materially adverse to the Company and its Subsidiaries taken as a whole and except as required under the terms of a Material Contract;

          (l) amend, modify or waive any term of any outstanding security of the Company or any of its Subsidiaries, except (i) as required by this Agreement, (ii) in connection with accelerating the vesting schedules of the Company Stock Options, or (iii) in connection with terminating the Company Stock Options and the Company Stock Plans;

          (m) except in connection with the projects listed in Schedules 5.01(f), enter into, or amend, any labor or collective bargaining agreement, memorandum or understanding, grievance settlement or any other agreement or commitment to or relating to any labor union, except as required by Law or in the ordinary course of business;

          (n) adopt or put into effect a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than any transaction specifically contemplated by this Agreement);

          (o) fail to exercise any rights of renewal with respect to any Material Leased Real Property that by its terms would otherwise expire;

          (p) except in connection with the projects listed in Schedules 5.01(f), enter into any contract, agreement or arrangement that would be a Material Contract if entered into prior to the date hereof, other than any such contracts, agreements or arrangements entered into in the ordinary course of business (including contracts, agreements or arrangements with customers, vendors or clients);

          (q) make any material tax election or settle or compromise any material United States federal, state or local income tax liability, except as required by applicable Law; or

          (r) announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

     SECTION 5.02 Control of the Company's Operations. Nothing contained in this Agreement shall give to Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

     SECTION 6.01 Proxy Statement. As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC the preliminary Proxy Statement; provided that Parent shall have the opportunity to review and comment on the Proxy Statement (and any amendments thereto) before it is filed. Each of the Company and Parent shall furnish all information concerning itself and its affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement. Each of the Company and Parent shall use its reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement, and the Company shall use its reasonable efforts to cause the definitive Proxy Statement to be mailed to the Company's stockholders as promptly as reasonably practicable after the date of this Agreement. The Company and Parent shall promptly notify each other upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide each other with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand relating to the Proxy Statement. If at any time prior to the Company Stockholders' Meeting, any information relating to the Company, Parent or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.

     SECTION 6.02 Company Stockholders' Meeting. As promptly as practicable after the SEC indicates that it has no further comments on the Proxy Statement, the Company, acting through the Company Board, and in accordance with applicable Law, shall duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders' Meeting") for the purpose of obtaining the Stockholder Approval. Unless this Agreement shall have been terminated in accordance with Section 8.01, the Company shall hold the Company Stockholders' Meeting regardless of whether the Company Board has effected a Change in Board

Recommendation. The Company Board shall (a) recommend to holders of the Shares that they adopt this Agreement, (b) include such recommendation in the Proxy Statement and (c) use its reasonable efforts to solicit and obtain the Stockholder Approval (including, without limitation, if requested by Parent, engaging a proxy solicitation firm), except to the extent the Company Board determines in its reasonable judgment that the making of, or failure to withdraw, qualify or modify such recommendation would violate the fiduciary duties of the Company Board under applicable Law.

     SECTION 6.03 Access to Information; Confidentiality.

          (a) Except as otherwise prohibited by applicable Law, from the date of this Agreement until the Effective Time, the Company shall (and shall cause the Subsidiaries to): (i) provide to Parent and to the officers, directors, employees, accountants, consultants, legal counsel, financing sources, agents and other representatives (collectively, "Representatives") of Parent reasonable access, during normal business hours and upon reasonable prior notice by Parent and without undue disruption of normal business activity, to the officers, employees, agents, properties, offices and other facilities of the Company and the Subsidiaries and to the books and records thereof, and (ii) use commercially reasonable efforts to furnish promptly to Parent such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the Company and the Subsidiaries as Parent or its Representatives may reasonably request.

          (b) All information obtained by Parent or its Representatives pursuant to this Section 6.03 shall be kept confidential in accordance with the confidentiality agreement, dated November 8, 2006 (the "Confidentiality Agreement"), between Carlyle Investment Management, L.L.C. and the Company.

     SECTION 6.04 No Solicitation of Transactions.

          (a) The Company agrees that neither it nor any Subsidiary shall, nor shall it authorize or permit the Representatives of the Company or the Subsidiaries to, directly or indirectly, (i) solicit or initiate or knowingly encourage or otherwise knowingly facilitate (including by way of furnishing information) any inquiries or the implementation or submission of any Acquisition Proposal or (ii) participate in discussions or negotiations regarding, or furnish to any person any non-public information in connection with, any Acquisition Proposal; provided, however, that, prior to obtaining the Shareholder Approval, nothing contained in this Agreement shall prevent the Company or the Company Board from furnishing information to, or engaging in negotiations or discussions with, any person in connection with an unsolicited bona fide written Acquisition Proposal by such person, if (i) prior to taking such action the Company Board determines in good faith (after consultation with its advisors) that such Acquisition Proposal is, or could reasonably be expected to result in, a Superior Proposal and (ii) such person executes a confidentiality agreement that is not less restrictive of such Person than the Confidentiality Agreement. The parties agree that the press release to be issued pursuant to Section 6.09 upon the execution of this Agreement shall not be deemed to be a solicitation of any Acquisition Proposal or otherwise in violation of this Agreement, and that any inquiries or proposals made as a result of or in connection with such press release shall not be deemed to have been solicited by or on behalf of the Company.

          (b) The Company shall notify Parent as promptly as practicable (and in any event within 48 hours) of the receipt by the Company or any of the Subsidiaries, or any of its or their respective Representatives, of any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding any Acquisition Proposal. The Company shall keep Parent reasonably informed of the status of any such discussions or negotiations. The Company shall, and shall cause the Subsidiaries and its and their Representatives to, immediately cease discussions or negotiations with any parties that may be ongoing with respect to any Acquisition Proposal as of the date hereof, shall take reasonable steps to inform its and the Subsidiaries' Representatives of the obligations undertaken in this Section 6.04 and shall request that all confidential information previously furnished to any such third parties be returned promptly.

          (c) Notwithstanding the foregoing, prior to obtaining the Stockholder Approval, in response to the receipt of an unsolicited bona fide written Acquisition Proposal, if the Company Board determines in good faith (after consultation with its advisors) that such Acquisition Proposal is a Superior Proposal, then the Company Board may approve and recommend such Superior Proposal and, in connection with such Superior Proposal, withdraw or modify the Company Board Recommendation (a "Change in Board Recommendation"), if the Company Board determines in good faith (after consultation with its outside legal counsel) that the Acquisition Proposal is a Superior Proposal.

          (d) Nothing contained in this Agreement shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if the Company Board (or any committee thereof) determines in good faith (after consultation with its outside legal counsel) that it is required to do so under applicable Law; provided, however, that neither the Company nor the Company Board (nor any committee thereof) shall (i) recommend that the stockholders of the Company tender their Shares in connection with any such tender or exchange offer (or otherwise approve or recommend any Acquisition Proposal), (ii) withdraw or modify the Company Board Recommendation, (iii) waive any standstill provisions applicable to any third party or (iv) enter into any definitive agreement with any third party with respect to an Acquisition Proposal, unless, in case of clauses (i) or (ii), the requirements of Section 6.04(c) shall have been satisfied.

          (e) The Company shall not take any action to exempt any person from the restrictions on "business combinations" contained in Section 203 of the DGCL (or any similar provision) or otherwise cause such restrictions not to apply, unless the requirements of Section 6.04(c) shall have been satisfied.

          (f) For purposes of this Agreement:

               (i) "Acquisition Proposal" means any proposal or offer (including any proposal from or to the Company's stockholders) from any person or related group other than Parent or Merger Sub relating to (1) any direct or indirect acquisition of more than 20% of the assets of the Company and its consolidated Subsidiaries, taken as a whole, or (2)
          (A) any direct or indirect acquisition by such person or related group of over 20% of any class of equity securities of the Company or (B) any tender offer, exchange offer, as defined pursuant to the Exchange

          Act, merger, consolidation, business combination, recapitalization or other similar transaction involving the Company that if consummated would result in such person or related group beneficially owning 20% or more of any class of equity securities of the Company.

               (ii) "Superior Proposal" means any bona fide unsolicited written Acquisition Proposal that (1) relates to at least a majority of the outstanding Shares or all or substantially all of the assets of the Company and the Subsidiaries taken as a whole, (2) is on terms that the Company Board determines in its good faith judgment (after consultation with its financial advisor and after taking into account all the terms and conditions of the Acquisition Proposal) are more favorable to the Company's stockholders (in their capacities as stockholders) from a financial point of view than this Agreement (including any alterations to this Agreement agreed to in writing by Parent in response thereto) and (3) which the Company Board determines is reasonably capable of being consummated; provided, however, that for purposes of the definition of "Superior Proposal", the references to "20%" in the definitions of Acquisition Proposal shall be deemed to be references to "50%".

     SECTION 6.05 Directors' and Officers' Indemnification and Insurance.

          (a) The Certificate of Incorporation of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the Certificate of Incorporation of the Company and set forth in any indemnification agreement currently in effect between the Company and any officer, director, employee or former officer, former director, or former employee, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company or any of the Subsidiaries; and provided, that, in the event that any claim for indemnification is asserted or made within such six year period, all rights to indemnification in respect of such claim shall continue until the final disposition of such claim.

          (b) After the Effective Time, the Surviving Corporation and Parent shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present and former director and officer of the Company and each Subsidiary (collectively, the "Indemnified Parties") against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee, fiduciary or agent, occurring on or before the Effective Time, to the same extent as provided in the Certificate of Incorporation of the Company or any other applicable contract or agreement in effect on the date hereof. In the event of any such claim, action, suit, proceeding or investigation, (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received (provided the applicable Indemnified Party provides an undertaking to repay all advanced expenses if it is finally judicially determined that such Indemnified Party is not entitled to indemnification) and (ii) the Surviving Corporation shall cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without the Surviving Corporation's written consent (which consent shall not be unreasonably withheld or delayed); and provided, further, that the Surviving Corporation shall not be obligated pursuant to this Section 6.05(b) to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single action except to the extent that two or more of such Indemnified Parties shall have conflicting interests in such action.

          (c) The Surviving Corporation shall either (i) cause to be obtained at the Effective Time "tail" insurance policies with a claims period of at least six years from the Effective Time with respect to directors' and officers' liability insurance in amount and scope at least as favorable as the Company's existing policies for claims arising from facts or events that occurred on or prior to the Effective Time from an insurer with an insurer financial strength rating by A.M. Best Co. of at least "A"; or (ii) maintain in effect for six years from the Effective Time, if available, the current directors' and officers' liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.05(c) more than an amount per year equal to 250% of the current annual premiums paid by the Company for such insurance; provided, however, that in the event of an expiration, termination or cancellation of such current policies, the Surviving Corporation shall be required to obtain as much coverage as is possible under substantially similar policies for such maximum annual amount in aggregate annual premiums.

          (d) This Section 6.05 shall survive the consummation of the Merger and is intended to be for the benefit of, and shall be enforceable by, present or former directors and, officers of the Company or its Subsidiaries, their respective heirs and personal representatives and shall be binding on the Surviving Corporation and its successors and assigns. In the event that the Parent or Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person (including by dissolution), then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Parent or Surviving Corporation assume and honor the obligations set forth in this Section 6.05. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any such present or former director or officer is entitled, whether pursuant to Law, contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 6.05 is not prior to or in substitution for any such claims under any such policies.

          (e)  From  and  after  Closing,   Parent  shall  cause  the  Surviving
     Corporation to perform all of the obligations of the Surviving Corporation under this Section 6.05.

     SECTION 6.06 Notification of Certain Matters. The Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of (i) any material written notice or other written communication (A) from any person (and the written response thereto of the Company or the Subsidiaries or Parent, as the case may be, or its or their Representatives) alleging that the consent of such person is or may be required in connection with this Agreement or the Transactions, (B) from any Governmental Authority (and the written response thereto of the Company or the Subsidiaries or Parent, as the case may be, or its or their Representatives) in connection with this Agreement or the Transactions, and (C) except in the event the Company Board shall have effected a Change of Board Recommendation, from or to the SEC, (ii) the existence of any event or circumstance that would be likely to cause any condition to the obligations of any Party to effect the Merger and the other Transactions not to be satisfied and (iii) the failure of the Company, Merger Sub or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition to the obligations of any Party to effect the Merger and the other transactions provided for in this Agreement not to be satisfied

     SECTION 6.07 Further Action; Reasonable Best Efforts.

          (a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Transactions and (ii) obtain from Governmental Authorities and third parties any consents, licenses, permits, waivers, approvals, authorizations or orders set forth on Schedule
     3.05. Subject to appropriate confidentiality protections, each of Parent and the Company shall have the right to review and comment on advance drafts of all applications, notices, petitions, filings and other documents made or prepared in connection with the items described in clauses (i) and
     (ii) above, shall cooperate with each other in connection with the making of all such filings, shall furnish to the other party such necessary information and assistance as such other party may reasonably request with respect to the foregoing and shall provide the other party with copies of all filings made by such party with any applicable Government Authority, and, upon request, any other information supplied by such party to a Governmental Authority in connection with this Agreement and the Transactions.

          (b) Merger Sub, the Company and Parent shall use their respective reasonable best efforts to obtain any third party consents required to prevent a Material Adverse Effect from occurring prior to the Effective Time. In the event that the Company shall fail to obtain any third party consent described above, the Company shall use its reasonable best efforts, and shall take such actions as are reasonably requested by Parent, to minimize any adverse effect upon the Company and Parent and their respective businesses resulting, or which could reasonably be expected to result, after the Effective Time from the failure to obtain such consent.

          (c) Without limitation of the foregoing, each of Parent and the Company undertakes and agrees to file as soon as practicable, and in any event prior to fifteen (15) days after the date hereof, a Notification and Report Form under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust

     Division"). Each of Parent and the Company shall (i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation and to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto. Parent shall take all steps necessary to avoid or eliminate impediments under any antitrust, competition or trade regulation law that may be asserted by the FTC, the Antitrust Division, any State Attorney General or any other Governmental Authority with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible. Without limiting the foregoing, Parent shall propose, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets or businesses of Parent or, effective as of the Effective Time, the Surviving Corporation as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any Action, which would otherwise have the effect of preventing or delaying the Closing.

          (d) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated hereby is commenced, whether before or after the date hereof, the parties hereto agree to cooperate and use their reasonable best efforts to defend vigorously against it and respond thereto.

     SECTION 6.08 Obligations of Parent and Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Transactions on the terms and subject to the conditions set forth in this Agreement. If requested by the Company's Board, Parent shall, and shall cause Merger Sub to, use commercially reasonable efforts to change the structure of the transaction and the Financing to reflect that the Transactions shall be consummated by a tender offer followed by a Merger, including, if the structure is so changed, by executing and delivering an amendment to the Agreement reflecting such changes as may become reasonably necessary to implement such restructuring.

     SECTION 6.09 Public Announcements. The Company and Parent agree that no public release or announcement concerning the transactions contemplated by this Agreement shall be issued by any party without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by Law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant party is subject or submits, wherever situated, in which case the party required to make the release or announcement shall use its reasonable efforts to allow the other party or parties hereto reasonable time to comment on such release or announcement in advance of such issuance (it being understood that the final form and content of any such release or announcement, as well as the timing of any such release or announcement, shall be at the final discretion of the disclosing party).

     SECTION 6.10 Employee Benefits. After the Effective Time, Parent shall make or cause the Surviving Corporation to make all payments due under any and all applicable bonus or other agreements between the Company and any of its employees, including, without limitation, all management stability agreements, long-term incentive bonus agreements and incentive bonus agreements. From and after the Effective Time, Parent (a) shall, for a period of one (1) year following the Effective Time, provide the employees of the Surviving Corporation and its Subsidiaries with compensation and benefits substantially comparable in the aggregate to those provided by the Company immediately prior to the Effective Time and shall credit each employee of the Company or any Subsidiary at the Effective Time with the portion of such employee's service that is recognized as of the Effective Time under the Company's Plans (including for vacation purposes) for all purposes under Parent's plans or programs, except for benefit accrual service under any defined benefit pension plan or to the extent that such crediting would result in duplication of benefits, and (b) shall waive any exclusion or limitation with respect to pre-existing conditions under Parent's group health plan and shall provide that any out-of-pocket health expenses incurred by an employee of the Company or any Subsidiary or his or her covered dependents prior to the Effective Time in the plan year in which the Closing occurs shall be taken into account under Parent's group health plan for purposes of satisfying applicable deductible coinsurance and maximum covered health benefit claims for services rendered on and after the Effective Time.

     SECTION 6.11 Takeover Statutes. The parties shall use their respective reasonable best efforts (i) to take all action necessary so that no Takeover Law is or becomes applicable to the Merger or any of the other transactions contemplated by this Agreement and (ii) if any such Takeover Law is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Law on the Merger and the other transactions contemplated by this Agreement.

     SECTION 6.12 Financing.

          (a) Notwithstanding any other provision in this Agreement, it is expressly understood and agreed that Parent's and Merger Sub's obligations to consummate the Merger on the terms and conditions specified herein are not subject to a financing condition or the results of Parent's efforts to obtain the full amount of the financing required to effect the Closing and to satisfy their obligations under Article II hereof, including paying and depositing (or causing to be deposited) with the Paying Agent sufficient funds to make all payments pursuant to Article II hereof. The failure, for any reason, of the Parent and the Merger Sub to have sufficient cash available at the Effective Time to pay the aggregate Merger Consideration, Option Payments, and Outstanding Dividends in accordance with Article II hereof and/or the failure to so pay the aggregate Merger Consideration, Option Payments, and Outstanding Dividends at the Effective Time shall constitute a willful and material breach of this Agreement.

          (b) Parent will keep Company reasonably informed of the status of the Financing Commitments and any material developments with respect thereto.

          (c) The Company agrees to provide, and to cause its Subsidiaries to provide, Parent and Merger Sub with such cooperation and assistance in connection with the arrangement of the financings contemplated by the Financing Commitments (the "Financings") as may be reasonably requested by Parent, including (i) participating in meetings, presentations, due diligence sessions and sessions with rating agencies, (ii) assisting with the preparation of materials for rating agency presentations, bank information memoranda, and similar documents required in connection with the Financings, (iii) furnishing Parent and its debt financing sources with financial statements, audit reports, projections and other information regarding the Company and its Subsidiaries and (iv) use reasonable efforts to take any corporate or other actions necessary to permit the consummation of the Financings and to permit the proceeds thereof, together with the cash at the Company and its Subsidiaries, to be made available to the Company on the Closing Date to consummate the Merger; provided that (A) such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries and (B) neither the Company nor any of its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability in connection with the Financings except to the extent conditioned on the occurrence of the Effective Time. The Company hereby consents to the use of its and its Subsidiaries' logos in connection with the Financings.

          (d) Nothing contained in this Agreement shall prohibit Parent or Merger Sub from entering into agreements relating to the financing or the operation of Parent, Merger Sub or the Surviving Corporation, including adding other equity providers or operating partners.

          (e) Prior to the Closing, the Company shall deliver to Parent an executed payoff letter that is contingent upon the Closing with respect to the Company's existing senior credit facilities, including the release of all related guarantees and collateral. The Company shall cooperate with and provide reasonable assistance to Parent prior to the Closing to back or to replace, as necessary, any outstanding letters of credit or surety bonds maintained or provided by the Company or its Subsidiaries effective as of the Effective Time.

     SECTION 6.13 Transfer Taxes. The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any sales, transfer, stamp, stock transfer, value added, use, real property transfer or gains and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement. Each of Parent and the Surviving Corporation agrees to assume liability for and pay any sales, transfer, stamp, stock transfer, value added, use, real property transfer or gains and any similar Taxes, as well as any transfer, recording, registration and other fees that may be imposed upon, payable or incurred in connection with this Agreement and the Transactions.

                                  ARTICLE VII
                            CONDITIONS TO THE MERGER

     SECTION 7.01 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

          (a) Company Stockholder Approval. This Agreement shall have been adopted by the requisite affirmative vote of the stockholders of the Company in accordance with the DGCL and the Company's Certificate of Incorporation.

          (b) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect that makes the Merger illegal or otherwise prohibits consummation of the Merger.

          (c) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the consummation of the Merger shall have expired or terminated.

     SECTION 7.02 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein except for the limitation set forth in
     Section 3.09(a)) as of the Effective Time, as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein except for the limitation set forth in the first sentence of
     Section 3.09) would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

          (c) Officer's Certificate. The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by an officer on behalf of the Company and certifying as to the satisfaction of the conditions specified in Sections 7.02(a) and 7.02(b).

          (d) No Material Adverse Effect. No effect, event or change shall have occurred since the date of this Agreement and is continuing which has a Material Adverse Effect.

          (e) FIRPTA Certificate. The Company shall have delivered to Parent a duly executed certificate consistent with the requirements of Treasury Regulation Section 1.1445-2(c)(3) in a form reasonably acceptable to Parent.

     SECTION 7.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub that are qualified by materiality shall be true and correct in all respects, and the representations and warranties of Parent and Merger Sub contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time, as though made on and as of the Effective Time, except to the extent expressly made as of an earlier date, in which case as of such earlier date.

          (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

          (c) Officer's Certificate. Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by an officer on behalf of Parent, certifying as to the satisfaction of the conditions specified in Sections 7.03(a) and 7.03(b).

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party or parties, notwithstanding any requisite adoption of this Agreement and the Transactions by the stockholders of the Company, and whether before or after the stockholders of the Company have approved this Agreement at the Company Stockholders' Meeting, as follows (the date of any such termination, the "Termination Date"):

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company, if the Effective Time shall not have occurred on or before August 31, 2007; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

          (c) by either Parent or the Company, if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) or taken any other action (including the failure to have taken an action) which has become final and non-appealable and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger;

          (d) by Parent, if neither Parent nor Merger Sub is in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of the Company herein become untrue or inaccurate such that Section 7.02(a) would not be satisfied, or (ii) there has been a breach on the part of the Company of any of its covenants or agreements herein such that Section 7.02(b) would not be satisfied, and, in either such case, such breach (if curable) has not been cured within thirty
     (30) days after notice to the Company;

          (e) by the Company, if the Company is not in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of Parent or Merger Sub herein become untrue or inaccurate such that Section 7.03(a) would not be satisfied, or (ii) there has been a breach on the part of Parent or Merger Sub of any of its covenants or agreements herein such that Section 7.03(b) would not be satisfied, and, in either such case, such breach (if curable) has not been cured within thirty
     (30) days after notice to Parent;

          (f) by either Parent or the Company, if this Agreement shall fail to receive the Stockholder Approval at the Company Stockholders' Meeting (as adjourned or rescheduled);

          (g) by Parent, if the Company Board shall have (i) effected a Change of Board Recommendation or (ii) recommended or approved any Acquisition Proposal; or

          (h) by the Company, if, prior to obtaining the Stockholder Approval, the Company Board determines (after consultation with its advisors), in the exercise of its fiduciary duties, that an unsolicited bona fide Acquisition Proposal is a Superior Proposal, but only (i) after providing written notice to Parent (a "Notice of Superior Proposal") advising Parent that the Company Board has received a Superior Proposal and (ii) if Parent does not, within three (3) business days of Parent's receipt of the Notice of Superior Proposal, make an offer that the Company Board determines, in its good faith judgment (after consultation with its advisors), to be at least as favorable to the Company's stockholders as such Superior Proposal; provided that during such three (3) business day period, the Company shall negotiate in good faith with Parent (to the extent Parent wishes to negotiate) to enable Parent to make such an offer; and provided, further, that Parent and Merger Sub acknowledge and agree that concurrently with such termination or thereafter the Company may enter into a definitive agreement providing for implementation of such Superior Proposal.

     SECTION 8.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto (except that the provisions of Sections 6.03(b) and 6.09, this Article XIII and Article IX shall survive any such termination); provided, however, that nothing in this Section 8.02 shall relieve any party from liability for any willful breach of this Agreement prior to such termination.

     SECTION 8.03 Fees and Expenses.

          (a) Except as otherwise set forth in this Section 8.03, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Merger or any other Transaction is consummated. "Expenses", as used in this Agreement, shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of stockholder approvals and all other matters related to the closing of the Merger and the other Transactions.

          (b) The parties agree that if this Agreement shall be terminated:

               (i) by Parent pursuant to Section 8.01(d), then the Company shall pay Parent the Termination Expenses; or

               (ii) by Parent pursuant to Section 8.01(g) (so long as neither Parent nor Merger Sub was in breach of any of its representations, warranties or covenants in this Agreement as of the Termination Date) or by the Company pursuant to Section 8.01(h), then the Company shall pay Parent the Termination Expenses and, further, if within 12 months of the Termination Date an Acquisition Proposal is consummated, then the Company will also pay Parent the Break-Up Fee; or

               (iii) by the Company pursuant to Section 8.01(e), then Parent shall pay to the Company the Termination Expenses and the Parent Liquidated Damage Amount unless a Material Adverse Effect has occurred and is continuing such that Section 7.02(d) would not be satisfied; or

               (iv) by Parent or the Company pursuant to Section 8.01(f), and, at or prior to the date of the Company Stockholders' Meeting, an Acquisition Proposal shall have been publicly announced, then (A) the Company shall pay to Parent the Termination Expenses and (B) if, concurrently with such termination or within 12 months of the Termination Date an Acquisition Proposal (which need not be the same Acquisition Proposal as the Acquisition Proposal described above that shall have been publicly announced at or prior to the Termination
          Date) is consummated, then the Company shall pay Parent the Break-Up Fee.

          (c) The  Break-Up  Fee  shall be paid to  Parent  or its  designee  in immediately available funds within three (3) business days of the occurrence of the event giving rise to the obligation to pay the Break-Up Fee (i.e., the closing of the respective Acquisition Proposal). The Parent Liquidated Damage Amount shall be paid by Parent to Company in immediately available funds within three (3) business days of the occurrence of the event giving rise to the obligation under Section 8.03(b)(iii) (i.e., the termination of this Agreement by the Company pursuant to Section 8.01(e)). The Termination Expenses shall be paid to the appropriate party or its designee in immediately available funds within three (3) business days after receipt from such party of reasonable documentation with respect to such Expenses.

               (i) For purposes of this Agreement, "Break-Up Fee" means an amount equal to $13,900,000.

               (ii) For purposes of this Agreement, "Parent Liquidated Damage Amount" means an amount equal to $13,900,000.

               (iii) For purposes of this Agreement, "Termination Expenses" means an amount, not to exceed $1,500,000, equal to the reasonably documented Expenses of the appropriate party.

          (d) Nature of Fees. The parties agree that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. The parties further agree that if one party is or becomes obligated to pay a fee pursuant to this Section 8.03, the right to receive such fee shall be the sole remedy of the other party with respect to the facts and circumstances giving rise to such payment obligation. Notwithstanding anything to the contrary contained in this Section 8.03, in the event that the Company shall fail to pay the Break-Up Fee or any Termination Expenses when due, the Company shall reimburse Parent and Merger Sub for all reasonable costs and expenses actually incurred or accrued by Parent or Merger Sub (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee from the date such fee was required to be paid at the prime rate as reported in the Wall Street Journal on the date such fee was required to be paid. In the event that Parent shall fail to pay the Parent Liquidated Damage Amount or any Termination Expenses when due, Parent shall reimburse the Company for all reasonable costs and expenses actually incurred or accrued by the Company (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee from the date such fee was required to be paid at the prime rate as reported in the Wall Street Journal on the date such fee was required to be paid.

     SECTION 8.04 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the Stockholder Approval has been obtained, no amendment shall be made except as allowed under applicable Law. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

     SECTION 8.05 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     SECTION 9.01 Non-Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement and in any instrument delivered pursuant hereto, including any rights arising out of any breach or such representations, warranties, covenants and agreements, shall terminate at the Effective Time, except for (i) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part at or after the Effective Time and (ii) this Article IX.

     SECTION 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing in the English language and shall be given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth business day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed. All notices hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 9.02):

         if to Parent or Merger Sub:

                  The Carlyle Group
                  520 Madison Avenue, 28th floor
                  New York, NY 10022
                  Facsimile No:  (212) 381-4968
                  Attention:  Barry P. Gold

         with copies (which shall not constitute notice) to:

                  Gibson, Dunn & Crutcher LLP
                  200 Park Avenue, 47th Floor
                  New York, New York  10166
                  Facsimile No:  (212) 351-4035
                  Attention:  E. Michael Greaney

         if to the Company:

                  Synagro Technologies, Inc.
                  1800 Bering Drive, Suite 1000
                  Houston, Texas  77057
                  Facsimile No:  (713) 369-1751
                  Attention:  Alvin L. Thomas II

         with a copy (which shall not constitute notice) to:

                  Locke Liddell & Sapp LLP
                  600 Travis Street
                  3400 JPMorgan Chase Tower
                  Houston, Texas  77002
                  Facsimile No:  (713) 223-3717
                  Attention:  Michael T. Peters

     SECTION 9.03 Certain Definitions.

          (a) For purposes of this Agreement:

               (i) "affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person.

               (ii) "beneficial owner", with respect to any Shares, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

               (iii) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York.


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


               (iv) "Company Stock Plans" means stock option plans, restricted stock plans and other agreements to grant options to purchase Company Common Stock or receive shares of restricted stock of the Company, as amended through the date of this Agreement.

               (v) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

               (vi) "Equity Interest" means (a) with respect to a corporation, any and all classes or series of shares of capital stock, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all classes or series of units, interests or other partnership/limited liability company interests and (c) with respect to any other Person, any other security representing any ownership interest or participation in such Person.

               (vii) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               (viii) "knowledge of the Company" or "Company's knowledge" means the actual knowledge after due inquiry of the executive officers and employees of the Company listed on Schedule 9.03(viii).

               (ix) "Liens" means, with respect to any asset, mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

               (x) "Material Adverse Effect" means any effect, event, change or state of facts that, individually or in the aggregate, (i) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, other than any such effect, event or change arising out of or related to any Excluded Matters, or (ii) prevents or materially delays the ability of the Company and its Subsidiaries to perform their obligations under this Agreement or to consummate the Transactions in accordance with the terms hereof. As used in this Agreement, "Excluded Matters" means any one or more of the following effects, events, changes or state of facts: (a) general changes in economic conditions which do not have a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, (b) changes in or events affecting the Company's industry generally which do not have a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, (c) a change in the market price or trading volume of the Company Common Stock in and of itself (it being understood that the facts and circumstances giving rise to such decline may be taken into account in determining whether there has been a Material Adverse Effect if such facts are not included in any other subsection of this definition of "Excluded Matters"), (d) any change in the financial or securities markets generally which does not have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, (e) the effect of any change arising in connection with any "act of God" including, without limitation, weather, natural disasters and earthquakes or hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions (except to the extent the effect of such change has a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, as compared to other persons in the industry in which the Company and its Subsidiaries conduct their business), (f) changes, effects or events resulting from or arising out of the public announcement of the execution of this Agreement or changes, effects or events resulting from compliance with this Agreement or from the consummation of the transactions contemplated in this Agreement, including the loss or departure of officers or other employees of the Company and any of its Subsidiaries, or the termination, reduction (or potential reduction) or any other negative development (or potential negative development) in the Company's relationships with any of its customers, suppliers, distributors or other business partners, (g) any change or effect resulting from a change in accounting rules or procedures announced by the Financial Accounting Standards Board, the Securities and Exchange Commission ("SEC") or any other accounting body with authority to promulgate U.S. generally accepted accounting principles, (h) any effect, event or change resulting from a breach of this Agreement by Parent or Merger Sub; (i) any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) arising out of or related to this Agreement or any of the transactions contemplated hereby; (j) any downgrade in the rating of any debt of the Company or its Subsidiaries by any nationally recognized rating agency in and of itself (it being understood that the facts and circumstances giving rise to such downgrade may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect if such facts are not included in any other subsection of this definition of "Excluded Matters") or (k) any effect, event or change resulting from or arising out of any change in any applicable Law that does not have a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, as compared to the effect on the other companies in the Company's industry.

               (xi) "Material Leased Real Property" shall mean the real property leased by the Company or any Subsidiary, as tenant or subtenant (as the case may be), together with, to the extent leased by Company or any Subsidiary, all buildings and other structures, facilities or improvements currently located thereon and all fixtures, systems and equipment attached or appurtenant thereto, that (A) is material to the business, operations, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, (B) has an annual rental amount in excess of $500,000 per year or (C) is listed on Schedule 9.03(a)(xi).

               (xii) "Material Owned Real Property" shall mean the real property owned by the Company or any Subsidiary, together with all buildings and other structures, facilities or improvements currently located thereon, all fixtures, systems and equipment of Company or any Subsidiary attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing, that (A) is material to the business, operations, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole (B) has a fair market value in excess of $500,000 or (C) is listed on Schedule 9.03(a)(xii).

               (xiii) "Material Real Property" shall mean, collectively, the Material Owned Real Property and the Material Leased Real Property.

               (xiv) "Permitted Lien" means: (i) Liens for Taxes, assessments and governmental charges or levies either not yet due and payable or which are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics, carriers', workmen's, warehouseman's, repairmen's, materialmen's or other Liens or security interests arising in the ordinary course of business in a manner consistent with past practice that are not yet due or that are being contested in good faith and by appropriate proceedings; (iii) leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions); (iv) Liens imposed by applicable Law (other than Tax Law); (v) Liens disclosed on Schedule 9.03(a)(xiv); (vi) pledges or deposits to secure obligations under workers' compensation Laws or similar legislation or to secure public or statutory obligations; (vii) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (viii) Liens of record; (ix) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar restrictions with respect to any Material Real Property that, in each case, do not adversely affect in any material respect the current use of the applicable Material Owned Real Property, and zoning, building and other similar codes or restrictions, in each case, that do not adversely affect in any material respect the current use of the Material Real Property; (x) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 or the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2006, June 30, 2006 or September 30, 2006; or (xi) any other Liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business and that would not, individually or in the aggregate, have a material affect on the Company and statutory, common law or contractual liens of landlords.

               (xv) "Person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a "person" as defined in Section 13(d)(3) of the Exchange
          Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

               (xvi) "properties" means any real property owned or leased by the Company or any Subsidiary (including, without limitation the Material Real Property).

               (xvii) "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002.

               (xviii) "Solvent" when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "fair saleable value" of the assets of such Person will, as of such date, exceed (i) the value of all "liabilities of such Person, including contingent and other liabilities", as of such date, as such quoted terms are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, "not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged" and "able to pay its liabilities, including contingent and other liabilities, as they mature" means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

               (xix) "Stub Period Dividend" means a dividend (in addition to regular quarterly dividends) declared by the Company Board after the date of this Agreement and prior to the Effective Time in an amount equal to the then most recent dividend paid by the Company multiplied by a fraction, the numerator of which is the number of days beginning on the date of payment by the Company of such most recent dividend and ending on the Effective Date, and the denominator of which is 90 days.

               (xx) "Subsidiary" or "Subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries, and, without limiting the foregoing, includes any entity in respect of which such person, directly or indirectly, beneficially owns 50% or more of the voting securities or equity.

          (b) The following terms have the meaning set forth in the Sections set forth below:

     Defined Term Location of Definition

             Acquisition Proposal...........................SECTION 6.04(f)(i)
             Action...............................................SECTION 3.10
             Agreement................................................PREAMBLE
             Antitrust Division................................SECTION 6.07(c)
             Break-Up Fee...................................SECTION 8.03(c)(i)
             Certificate of Merger................................SECTION 1.03
             Certificates......................................SECTION 2.02(b)
             Change in Board Recommendation....................SECTION 6.04(c)
             Closing..............................................SECTION 1.02
             Code..............................................SECTION 3.11(b)
             Company..................................................PREAMBLE
             Company Board............................................RECITALS
             Company Board Recommendation......................SECTION 3.19(a)

             Company Common Stock.....................................RECITALS
             Company Disclosure Documents......................SECTION 3.08(a)
             Company Schedules.....................................ARTICLE III
             Company Stock Option .............................SECTION 2.04(a)
             Company Stockholders' Meeting........................SECTION 6.02
             Confidentiality Agreement.........................SECTION 6.03(b)
             Contract..........................................SECTION 3.05(a)
             DGCL.....................................................RECITALS
             Dissenting Shares.................................SECTION 2.05(a)
             Effective Time.......................................SECTION 1.03
             Environmental Laws.............................SECTION 3.16(f)(i)
             Environmental Permits.........................SECTION 3.16(f)(ii)
             ERISA.............................................SECTION 3.11(a)
             Exchange Fund.....................................SECTION 2.02(a)
             Expenses..........................................SECTION 8.03(a)
             Financial Statements..............................SECTION 3.07(b)
             Financing Commitments.............................SECTION 4.10(a)
             FTC...............................................SECTION 6.07(c)
             GAAP..............................................SECTION 3.07(b)
             Governmental Authority............................SECTION 3.05(b)
             Hazardous Substances.........................SECTION 3.16(f)(iii)
             HSR Act...........................................SECTION 3.05(b)
             Indemnified Parties...............................SECTION 6.05(b)
             Intellectual Property.............................SECTION 3.14(c)
             IRS...............................................SECTION 3.11(a)
             Law...............................................SECTION 3.05(a)
             Licensed Intellectual Property ...................SECTION 3.14(a)
             Management....................................SECTION 3.16(f)(ii)
             Material Contracts................................SECTION 3.17(a)
             Merger...................................................RECITALS
             Merger Consideration..............................SECTION 2.01(a)
             Merger Sub...............................................PREAMBLE
             Multiemployer Plan................................SECTION 3.11(b)
             NASDAQ............................................SECTION 3.05(b)
             Option Payment....................................SECTION 2.04(b)
             Organizational Documents.............................SECTION 3.02
             Outstanding Dividends.............................SECTION 2.02(a)
             Owned Intellectual Property.......................SECTION 3.14(a)
             Parent...................................................PREAMBLE
             Paying Agent......................................SECTION 2.02(a)
             Permits..............................................SECTION 3.06
             Plans.............................................SECTION 3.11(a)
             Preferred Stock...................................SECTION 3.03(a)
             Proxy Statement...................................SECTION 3.08(a)
             Registered Intellectual Property..................SECTION 3.14(a)
             Release.......................................SECTION 3.16(f)(ii)

             Remediation...................................SECTION 3.16(f)(ii)
             Representatives...................................SECTION 6.03(a)
             SEC Reports.......................................SECTION 3.07(a)
             Section 262.......................................SECTION 2.05(a)
             Securities Act....................................SECTION 3.07(a)
             Shares............................................SECTION 2.01(a)
             Stockholder Approval..............................SECTION 3.19(c)
             Superior Proposal.............................SECTION 6.04(f)(ii)
             Surviving Corporation................................SECTION 1.01
             Takeover Laws.....................................SECTION 3.19(b)
             Tax or Taxes...................................SECTION 3.15(i)(i)
             Tax Returns...................................SECTION 3.15(i)(ii)
             Termination Expenses..........................SECTION 8.03(c)(ii)
             Termination Date.....................................SECTION 8.01
             Transactions.........................................SECTION 3.04

          (c) When a reference is made in this Agreement to Sections, Schedules or Exhibits, such reference shall be to a Section, Schedule or Exhibit of this Agreement, respectively, unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. References to a person are also to its permitted successors and assigns. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

     SECTION 9.04 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

     SECTION 9.05 Disclaimer of Other Representations and Warranties. Parent, Merger Sub and the Company each acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement, (a) no party makes, and has not made, any representations or warranties relating to itself or its businesses or otherwise in connection with the Transactions, (b) no person has been authorized by any party to make any representation or warranty relating itself or its businesses or otherwise in connection with the Transactions and, if made, such representation or warranty must not be relied upon as having been authorized by such party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to any party or any of its Representatives are not and shall not be deemed to be or to include representations or warranties except to the extent any such materials are expressly addressed in such representation or warranty set forth in this Agreement.

     SECTION 9.06 Entire Agreement; Assignment. This Agreement and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder (but not under the Confidentiality Agreement) to any direct or indirect wholly owned subsidiary of Parent, provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

     SECTION 9.07 Parties in Interest. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement other than (a) as specifically provided in Section 6.05; (b) after the Effective Time, the rights of holders of shares of the Company Common Stock to receive the Merger Consideration specified in Section 2.01; and (c) after the Effective Time, the rights of holders of Company Stock Options to receive the Options Payments specified in Section 2.04.

     SECTION 9.08 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that, prior to the termination of this Agreement pursuant to Section 8.01, the Company, Parent and Merger Sub shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     SECTION 9.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Delaware Court of Chancery. The parties hereto hereby (a) submit to the exclusive jurisdiction of the Delaware Court of Chancery for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense or otherwise, in any such Action, any claim that any of them is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper or that this Agreement or the Transactions may not be enforced in or by the above-named court.

     SECTION 9.10 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.10.

     SECTION 9.11 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.12 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                           SYNAGRO TECHNOLOGIES, INC.


                                           By:  /s/ Robert C. Boucher, Jr.
                                              ----------------------------------
                                           Name:  Robert C. Boucher, Jr.
                                                  ------------------------------
                                           Title:  Chief Executive Officer
                                                   -----------------------------


                                           SYNATECH HOLDINGS, INC.


                                           By:  /s/ Barry P. Gold
                                              ----------------------------------
                                           Name:  Barry P. Gold
                                                  ------------------------------
                                           Title:  Vice President and Secretary
                                                   -----------------------------


                                           SYNATECH, INC.


                                           By:  /s/ Barry P. Gold
                                              ----------------------------------
                                           Name:  Barry P. Gold
                                                  ------------------------------
                                           Title:  Vice President and Secretary
                                                   -----------------------------